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                                  EXHIBIT 16.1


                              DELOITTE & TOUCHE LLP
                             1000 WILSHIRE BOULEVARD
                       LOS ANGELES, CALIFORNIA 90017-2472
                            TELEPHONE: (213) 688-0800
                            FACSIMILE: (213) 688-0100

April 20, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in the first sentence of paragraph (a) and paragraphs (b), (d) and (e) of Item 4 of Form 8-K of Benton Oil and Gas Company dated April 16, 1998. We have no basis to agree or disagree with the comments in the second sentence of paragraph (a) and paragraphs (c) and (f) of
Item 4.

Yours truly,


/s/ Deloitte & Touche LLP